UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2023

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 24, 2023, the board of directors appointed Paul Hancock as an independent director of the Company and as a member of the Audit Committee and Compensation Committee of the board, to be effective as of September 1, 2023. Most recently, Mr. Hancock has served as Vice President, Deputy CEO & CFO of InoBat AS, a company that specializes in the research, development, production, recycling, and final disposal of custom-designed innovative electric batteries, and he has over 25 years of experience in corporate finance, financial control and strategic planning. From March 2016 to June 2021, Mr. Hancock previously held the position of Deputy Chief Financial Officer at Aston Martin Lagonda, the Iconic British manufacturer of luxury sports cars. Before that, Paul held various director positions at Doncaster Group, a leading international manufacturer of high-precision alloy components. Paul has served as Head of Finance at Ricardo, global engineering, environmental and strategic consultancy and has also worked as a Management Consultant at both Deloitte and IBM. Paul holds a Bachelor of Science Degree in Mathematics, Statistics and Computing and is a member of the Chartered Institute of Management Accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: August 30, 2023	By:	/s/ Alfred P. Poor
Alfred P. Poor
Chief Executive Officer